EXHIBIT 99.1



                             JOINT FILING STATEMENT

         In accordance with Rule 13d-1(k)(1) promulgated under the Securities Exchange Act of 1934, the undersigned agree to the joint filing of a Statement on Schedule 13G (including any and all amendments thereto) with respect to the Common Stock, $0.01 par value, of InSite Vision Incorporated, and further agree to the filing of this agreement as an Exhibit thereto. In addition, each party to this Agreement expressly authorizes each other party to this Agreement to file on its behalf any and all amendments to such Statement on Schedule 13G.


Dated: February 26, 1999


                                      PHARMACIA & UPJOHN AB


                                      By: /s/ Don W. Schmitz
                                         ---------------------------------
                                         Title: Attorney-In-Fact



                                      PHARMACIA & UPJOHN HOLDINGS B.V.


                                      By: /s/ Don W. Schmitz
                                         ----------------------------------
                                         Title: Attorney-In-Fact



                                      PHARMACIA & UPJOHN, INC.


                                      By: /s/ Don W. Schmitz
                                         -----------------------------------
                                         Title: Vice President and Secretary